ATSG's Results Reflect Growing Returns From Fleet Investments
Second-Quarter Adjusted EBITDA from Continuing Operations up 13 Percent to $51 Million

WILMINGTON, OH, August 5, 2015 - Air Transport Services Group, Inc. (Nasdaq: ATSG), the leading provider of medium wide-body freighter aircraft leasing, air cargo transportation and related services, today reported consolidated financial results for the quarter ended June 30, 2015.
For the second quarter of 2015, compared with the second quarter of 2014 except as noted:

•
Pre-tax earnings from continuing operations increased 17 percent to $17.2 million, including a 35 percent increase in Cargo Aircraft Management's pre-tax earnings, driven by eight additional freighters leased to external customers.

•
Net earnings from continuing operations increased 14 percent to $10.6 million, or 16 cents per diluted share. Operating loss carryforwards for U.S. federal income tax purposes offset much of the company’s federal tax liabilities. ATSG does not expect to pay significant federal income taxes until 2017 at the earliest.

•	Consolidated revenues were approximately flat at $148.4 million. Excluding revenues from reimbursed expenses, revenues increased 3 percent. Revenues from cargo aircraft leasing were up 12 percent.

•
Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) increased 13 percent to $51.2 million, and increased 16 percent to $97.7 million year to date. Adjusted EBITDA is a non-GAAP financial measure, defined and reconciled to comparable GAAP results in a table at the end of this release.

Joe Hete, President and Chief Executive Officer of ATSG, said, “Our record first-half Adjusted EBITDA stems from a combination of improved airline operations and continued growth in aircraft leasing, leading us closer to full deployment of our available aircraft and reflects strong appetites from current and new customers for more of our highly efficient Boeing 767 freighters and related services."
The second quarter marked the commencement of a new four-year commercial agreement governing air network services that ATSG provides to DHL. It began with fifteen dry leases for Boeing 767 freighters dedicated to DHL through March 2019, currently operating in its U.S. network. DHL added a sixteenth dry lease, a 767-300 freighter delivered in June, and we expect to place two additional 767-300s, both under eight-year lease terms, during the fourth quarter of 2015. Accordingly, ATSG has purchased two more passenger-configured 767-300s for freighter conversion to meet DHL's requirement.

Segment Results
Cargo Aircraft Management (CAM)

CAM	Second Quarter		Six Months
($ in thousands)	2015	2014	2015	2014
Revenues	$45,632	$40,590	$88,486	$81,225
Pre-Tax Earnings	$14,441	$10,667	$28,879	$25,107
Significant Developments:

•
The increase in CAM’s second-quarter revenue was driven by eight additional dry-leased 767 freighters to external customers, which increased to 29 as of June 30, 2015 from 21 at June 30, 2014, and from 24 at March 31, 2015.

•	The 35 percent increase in pre-tax earnings for the quarter reflects the increased number of dry-leased aircraft, along with increased depreciation costs.

•
At June 30, 2015, CAM owned 54 Boeing cargo aircraft in serviceable condition, three more than a year ago. CAM has purchased two additional 767-300 aircraft, one in June and one in July, which will be converted to freighters and dry-leased during the fourth quarter.

ACMI Services

ACMI Services	Second Quarter		Six Months
($ in thousands)	2015	2014	2015	2014
Revenues
Airline services	$97,897	$100,288	$195,592	$199,805
Reimbursables	$5,995	$11,016	$13,768	$20,095
Total ACMI Services Revenues	$103,892	$111,304	$209,360	$219,900

Pre-Tax Earnings (Loss)	$1,126	$309	$(1,445)	$(6,737)
Significant Developments:

•
Quarterly results for the segment improved on a year-over-year and sequential quarter basis. Results benefited from a full quarter of 767 ACMI service for Raya Airways of Malaysia, which began in February. West Coast operations for Aloha Airlines, which began in the third quarter of 2014, also contributed to improved year-over-year results.

•
The quarter also benefited from fewer heavy maintenance checks for our Boeing 767-200 freighters than a year ago, and from net insurance recoveries of just over $2 million. During the third quarter of 2015, the cost of unreimbursed expensed heavy maintenance checks for 767-200s is expected to be higher than in the second quarter.

•
Our airlines leased from CAM and operated on an ACMI basis fifteen Boeing 767 freighters as of June 30, 2015, five fewer than at March 31, 2015 and three fewer than on June 30, 2014, reflecting increasing allocations of our fleet to dry lease opportunities based upon strong customer demand.

Other Activities

Other Activities	Second Quarter		Six Months
($ in thousands)	2015	2014	2015	2014
Revenues	$32,179	$36,493	$67,785	$63,301
Pre-Tax Earnings	$1,840	$4,108	$4,916	$7,125

Significant Developments:

•
External customer revenues from all other activities in the second quarter were $20 million, down slightly compared to second quarter 2014. The earnings comparison reflects timing variances in revenue recognition for maintenance services for outside customers, offset in part by increased revenues for management of sorting centers for the USPS.

Outlook
As a result of strong first-half performance and a positive outlook for the rest of 2015, ATSG now projects that its baseline Adjusted EBITDA from Continuing Operations for 2015 will be in a range of $190-195 million.
Hete noted that, "In 2015, we are achieving growing returns from the significant investments we have made in our fleet and operations, as customers are stepping up to make major commitments to our assets and operating capabilities. For example, Delta Air Lines recently selected AMES, our maintenance MRO, to provide airframe maintenance services for its fleet of more than eighty Boeing 717 aircraft at AMES's expanded hangar facilities in Wilmington. This new five-year arrangement is expected to be finalized and start in the fourth quarter this year. We are pleased that Delta, our long-term engine maintenance partner, has entrusted us with airframe maintenance support for this portion of their fleet.
"We also have other multi-year commitments in the works with customers that we expect to announce and launch later this year, in addition to the two 767-300s we plan to deliver to DHL in the fourth quarter. At the same time, we will also incur some transition effects in the third quarter as we prepare our aircraft for long-duration dry-lease arrangements. But with continued strong industry demand and continued share repurchases, our shareholders can expect even greater long-term returns under our differentiated business model," Hete said.

Conference Call
ATSG will host a conference call on Thursday, August 6, 2015, at 10 a.m. Eastern time to review its financial results for the second quarter of 2015. Participants should dial (888) 895-5479 and international participants should dial (847) 619-6250 ten minutes before the scheduled start of the call and ask for conference pass code 40193425.
The call will also be webcast live (listen-only mode) via a link at www.atsginc.com.
A replay of the conference call will be available by phone on Thursday, August 6, 2015, beginning at 2 p.m. and continuing through August 13, 2015, at (888) 843-7419 (international callers (630) 652-3042); use pass code 40193425#. The webcast replay will remain available via www.atsginc.com for 30 days.
About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including two airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Airborne Maintenance and Engineering Services, Inc. For more information, please see www.atsginc.com.
Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group's ("ATSG's") actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, changes in market demand for our assets and services, the number and timing of deployments of our aircraft, our operating airlines' ability to maintain on-time service and control and reduce costs, and other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.
Contact:
Quint O. Turner, ATSG Inc. Chief Financial Officer
937-382-5591

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
REVENUES	$148,353	$149,618	$295,378	$293,211

OPERATING EXPENSES
Salaries, wages and benefits	42,036	40,895	85,715	83,960
Depreciation and amortization	31,400	27,142	60,393	52,121
Maintenance, materials and repairs	23,993	23,168	46,686	48,047
Fuel	12,275	14,014	23,053	26,274
Rent	2,447	6,924	6,654	14,234
Travel	4,342	4,419	8,765	8,992
Landing and ramp	2,166	2,576	4,874	5,314
Insurance	546	1,573	1,804	2,778
Other operating expenses	9,354	10,790	20,111	19,538
	128,559	131,501	258,055	261,258

OPERATING INCOME	19,794	18,117	37,323	31,953
OTHER INCOME (EXPENSE)
Interest income	24	24	46	43
Interest expense	(2,839)	(3,481)	(5,904)	(7,304)
Net gain (loss) on derivative instruments	264	31	251	330
	(2,551)	(3,426)	(5,607)	(6,931)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	17,243	14,691	31,716	25,022
INCOME TAX EXPENSE	(6,673)	(5,393)	(12,251)	(9,202)

EARNINGS FROM CONTINUING OPERATIONS	10,570	9,298	19,465	15,820

EARNINGS FROM DISCONTINUED OPERATIONS, NET OF TAX	214	211	428	422
NET EARNINGS	$10,784	$9,509	$19,893	$16,242

EARNINGS PER SHARE - Basic
Continuing operations	$0.16	$0.14	$0.30	$0.25
Discontinued operations	0.01	0.01	0.01	—
NET EARNINGS PER SHARE	$0.17	$0.15	$0.31	$0.25

EARNINGS PER SHARE - Diluted
Continuing operations	$0.16	$0.14	$0.30	$0.24
Discontinued operations	—	0.01	—	0.01
NET EARNINGS PER SHARE	$0.16	$0.15	$0.30	$0.25

WEIGHTED AVERAGE SHARES
Basic	64,541	64,285	64,498	64,217
Diluted	65,471	65,207	65,404	65,174

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30,	December 31,
	2015	2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$22,182	$30,560
Accounts receivable, net of allowance of $315 in 2015 and $812 in 2014	36,663	43,513
Inventory	10,709	10,665
Prepaid supplies and other	10,583	12,613
Deferred income taxes	19,770	19,770
TOTAL CURRENT ASSETS	99,907	117,121

Property and equipment, net	859,482	847,268
Other assets	26,904	28,230
Goodwill and acquired intangibles	38,870	39,010
TOTAL ASSETS	$1,025,163	$1,031,629

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$39,316	$40,608
Accrued salaries, wages and benefits	20,485	25,633
Accrued expenses	8,022	8,201
Current portion of debt obligations	24,672	24,344
Unearned revenue	12,812	12,914
TOTAL CURRENT LIABILITIES	105,307	111,700
Long term debt	290,781	319,750
Post-retirement obligations	86,102	92,050
Other liabilities	59,266	57,647
Deferred income taxes	115,985	102,993

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 75,000,000 shares authorized; 64,987,351 and 64,854,950 shares issued and outstanding in 2015 and 2014, respectively	650	649
Additional paid-in capital	525,104	526,669
Accumulated deficit	(77,060)	(96,953)
Accumulated other comprehensive loss	(80,972)	(82,876)
TOTAL STOCKHOLDERS’ EQUITY	367,722	347,489
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,025,163	$1,031,629

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
PRE-TAX EARNINGS AND ADJUSTED PRE-TAX EARNINGS SUMMARY
FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues
CAM	$45,632	$40,590	$88,486	$81,225
ACMI Services
Airline services	97,897	100,288	195,592	199,805
Reimbursables	5,995	11,016	13,768	20,095
Total ACMI Services	103,892	111,304	209,360	219,900
Other Activities	32,179	36,493	67,785	63,301
Total Revenues	181,703	188,387	365,631	364,426
Eliminate internal revenues	(33,350)	(38,769)	(70,253)	(71,215)
Customer Revenues	$148,353	$149,618	$295,378	$293,211

Pre-tax Earnings from Continuing Operations
CAM, inclusive of interest expense	14,441	10,667	28,879	25,107
ACMI Services	1,126	309	(1,445)	(6,737)
Other Activities	1,840	4,108	4,916	7,125
Net, unallocated interest expense	(428)	(424)	(885)	(803)
Net gain on derivative instruments	264	31	251	330
Total Pre-tax Earnings	$17,243	$14,691	$31,716	$25,022

Adjustments to Pre-tax Earnings
Less net gain on derivative instruments	(264)	(31)	(251)	(330)
Adjusted Pre-tax Earnings	$16,979	$14,660	$31,465	$24,692

Adjusted Pre-tax Earnings is defined as Earnings from Continuing Operations Before Income Taxes less derivative gains. Management uses Adjusted Pre-tax Earnings from Continuing Operations to assess the performance of its operating results among periods. Adjusted Pre-tax earnings from Continuing Operations is a non-GAAP financial measure and should not be considered an alternative to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

Reimbursable revenues shown above include revenues related to fuel, landing fees, navigation fees, aircraft rent and certain other operating costs that are directly reimbursed to the airlines by their customers. Effective April 1, 2015, the costs of engine and airframe maintenance for all CAM-owned aircraft operated for DHL are the responsibility of the airlines, including Boeing 767-200 maintenance costs previously reimbursed directly by DHL. For all periods presented above, airline service revenues include compensation for maintenance provided by the airlines on aircraft operated for DHL. Reimbursables revenues declined for the three and six month periods ending June 30, 2015 compared to the corresponding periods of 2014 due to lower fuel prices and the return of four DHL-owned Boeing 767-200 aircraft.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
UNAUDITED ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Earnings from Continuing Operations Before Income Taxes	$17,243	$14,691	$31,716	$25,022
Interest Income	(24)	(24)	(46)	(43)
Interest Expense	2,839	3,481	5,904	7,304
Depreciation and Amortization	31,400	27,142	60,393	52,121
EBITDA from Continuing Operations	$51,458	$45,290	$97,967	$84,404
Less net gain on derivative instruments	(264)	(31)	(251)	(330)

Adjusted EBITDA from Continuing Operations	$51,194	$45,259	$97,716	$84,074

EBITDA and Adjusted EBITDA from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

EBITDA from Continuing Operations is defined as Earnings from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA from Continuing Operations is defined as EBITDA from Continuing Operations less derivative gains.

Management uses EBITDA from Continuing Operations as an indicator of the cash-generating performance of the operations of the Company. Management uses Adjusted EBITDA from Continuing Operations to assess the performance of its operating results among periods. EBITDA and Adjusted EBITDA from Continuing Operations should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, or as an alternative measure of liquidity.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
IN-SERVICE CARGO AIRCRAFT FLEET

Aircraft Types
	December 31,			June 30,			December 31,
	2014			2015			2015 Projected
			Operating			Operating			Operating
	Total	Owned	Lease	Total	Owned	Lease	Total	Owned	Lease
B767-200	38	36	2	36	36	—	36	36	—
B767-300	10	9	1	10	10	—	12	12	—
B757-200	4	4	—	5	4	1	5	4	1
B757 Combi	4	4	—	4	4	—	4	4	—
Total Aircraft	56	53	3	55	54	1	57	56	1

Owned Aircraft In Serviceable Condition
	December 31,			June 30,			December 31,
	2014			2015			2015 Projected

Dry leased without CMI		11			13			15-16
Dry leased with CMI		13			16			17-18
ACMI/Charter		28			23			22-24
Staging/Unassigned		1			2			—
		53			54

Note: Cargo Aircraft Management (CAM) has acquired two Boeing 767-300 aircraft in passenger configuration (one in June, one in July) that will undergo conversion to freighter aircraft this year. Those aircraft are not reflected in the June totals above.